SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 18, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Issuer’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference, is the Diligent Board Member Services, Inc. (“Diligent” or the “Company”) announcement of the filing with the U.S. Securities and Exchange Commission of its Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934, which announcement was filed with the New Zealand Stock Exchange on March 19, 2013 New Zealand Daylight Time. The announcement and the Company’s Annual Report on Form 10-K includes information on the receipt by the Company’s Board of Directors of the final report from the Special Committee formed to investigate certain stock and stock option grants, and the unanimous adoption by the Board of Directors of resolutions calling for remedial and other actions relating to the improvement of Diligent’s internal controls and governance.

Item 9.01    Exhibits

(d) Exhibits

Exhibit

No.	Description

99.1	Announcement dated March 19, 2013 New Zealand Daylight Time

The information furnished pursuant to this Current Report on Form 8-K (including the exhibits hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Steven P. Ruse
Steven P. Ruse Chief Financial Officer